Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 33-33712) and Forms S-8 (No. 333-16377, 333-66433, 333-59694, 333-129104, 333-134256 and 333-145577) of IntriCon Corporation and Subsidiaries of our report dated March 15, 2010 which appears on page 39, and our report dated March 15, 2010 which appears on page 72, of this annual report on Form 10-K for the year ended December 31, 2009.

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota
March 15, 2010

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